Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM REPORTS RECORD EARNINGS FOR 2007

DENVER, COLORADO, January 14, 2008—CREDO Petroleum Corporation (NASDAQ:  CRED) today reported financial results for the year ended October 31, 2007.

For the year, net income rose to a record $6,091,000 compared to net income of $5,880,000 last year. On a per diluted share basis, net income grew 5% to $.65 compared to $.62 last year.  Revenue increased to a record $16,993,000 compared to $16,491,000 last year.  Earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) rose to $12,221,000 compared to $11,793,000 last year, and working capital increased 24% to $12,511,000 compared to $10,073,000 last year.

James T. Huffman, President, said, “This is the fifth consecutive year that CREDO has generated record financial results, and the fourteenth consecutive year of record reserves.  These results were achieved despite lower wellhead gas prices and lower gas production volumes.  As always, we keep a sharp focus on maintaining certain economic goals, and we are pleased that the company’s pre-tax income continues to equal about 50% of revenues.”

Huffman further stated, “During 2007 we positioned CREDO for further growth through both our drilling and Calliope projects.  In the first half of 2008, we expect to drill high potential prospects in the Northern Anadarko Basin and in South Texas.  In addition, we are discussing Calliope projects with a number of companies and expect several joint ventures to get underway in the first half of 2008.”

TOTAL PROVED RESERVES INCREASE 11%

NATURAL GAS RESERVES INCREASE 6% AND OIL RESERVES INCREASE 40%

As previously reported, proved reserves rose to a record 20.5 billion cubic feet equivalent (“Bcfe”) at year-end, representing an 11% increase over 18.5 Bcfe at year-end 2006.  For 2007, CREDO replaced 189% of its production.  Natural gas reserves increased 6% while oil reserves increased 40%.  Natural gas accounts for 83% of total reserves compared to 86% last year.

The discounted value of the company’s reserves increased 19% despite lower natural gas prices at October 31, 2007 compared to last year.  The undiscounted value of reserves was $101,501,000 at October 31, 2007, and the discounted value (at 10%) was $62,071,000.  Average year end wellhead prices used to calculate reserves were $5.89 per Mcf and $86.61 per barrel.  By comparison, the undiscounted value of reserves was $84,861,000 at year-end 2006, and the discounted value (at 10%) was $52,328,000.  Average year end wellhead prices used to calculate 2006 reserves were $6.32 per Mcf and $53.69 per barrel.

NATURAL GAS PRODUCTION LOWER COMPARED TO PRIOR YEAR

WHILE OIL PRODUCTION INCREASED

Fiscal 2007 production was 2.23 Bcfe compared to 2.42 Bcfe last year.  Natural gas production fell 11% to 1.93 Bcf compared to 2.18 Bcf last year.  Oil production rose 24% to 51,000 barrels compared to 41,000 barrels last year.

“The decline in 2007 gas production is primarily due to flush production last year from two high rate discoveries,” Huffman said.  “Combined production from the two wells peaked at about 10 MMcf per day and boosted our production by 18% last year.  Because the wells have excellent permeability, most of their reserves will be produced in just a few years.  On balance that is good news because it accelerates cash flow, however, it also creates a formidable hurdle to overcome as the production rates decline.  To date, the wells have produced 3.0 Bcf, and they are expected to ultimately produce about 4.0 Bcf.”

Huffman further stated, “We are particularly pleased with the substantial growth in our oil reserves, as our central Kansas drilling project begins to show promising results and several of our Oklahoma projects continue to yield success.”

LOWER WELLHEAD PRICES BUTTRESSED BY HEDGING

Net wellhead natural gas prices for 2007 fell 7% to $5.79 per Mcf compared to $6.23 last year.  Hedging transactions increased wellhead prices $.99 per Mcf compared to a $.12 per Mcf reduction last year.  As a result, total natural gas price realizations rose to $6.78 per Mcf compared to $6.11 last year.  Wellhead oil prices were $60.95 per barrel compared to $61.14 last year.  There were no oil hedging transactions.

“We established hedges for all months in fiscal 2008, except October, at an average monthly price of $8.55 per Mcf,” Huffman said.  “Our average monthly hedge prices generally exceed the prices we hedged last year, and secure excellent prices for the majority of our 2008 production.”

The following table sets forth the company’s open hedge positions for fiscal 2008.

	MMbtu	Average
Month	Per Month	Hedge Price
February 2008	150,000	$9.52
March 2008	140,000	$9.28
April 2008	150,000	$7.83
May 2008	150,000	$7.83
June 2008	150,000	$7.92
July 2008	150,000	$8.01
August 2008	150,000	$8.07
September 2008	150,000	$8.05

The company also has open hedges for the months of April 2009 through October 2009 in the amount of 30,000 MMbtu per month and at an average price for the period of $8.17.

Volumes hedged are estimated to range from 15% to 85% of the company’s estimated monthly production at the time the hedge was initiated taking into consideration estimates for new production from certain future operations.  Depending on changes in the natural gas futures market and management’s assessment of the underlying fundamentals affecting natural gas prices, the company may either increase or reduce the hedge positions in the future without notice.

All of the open hedges are indexed to the NYMEX and are represented by short positions.  Actual price realizations in the company’s principal areas of operations (primarily Oklahoma) are expected to be 10% to 12% below NYMEX prices primarily due to basis differentials.

STRONG FINANCIAL CONDITION CONTINUES TO PROVIDE

A SOLID FOUNDATION FOR GROWTH

For 2007, net capital spending related to oil and gas activities totaled $8,834,000.  At October 31, 2007, working capital was $12,511,000, a 24% increase over last year.  Total assets were $55,349,000, including cash and short-term investments of $13,668,000, and stockholders’ equity was a record $41,140,000.  The company has no long term debt except a small license obligation.

*          *          *          *          *

Contact:	James T. Huffman
President
or
David E. Dennis
Chief Financial Officer
303-297-2200
Website:	www.credopetroleum.com

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado.  The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions.  The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Global Market” section of The Wall Street Journal.

EBITDA is not a GAAP measure of operating performance.  The company uses this non-GAAP performance measure primarily to compare its performance with other companies in the industry that make a similar disclosure.  The company believes that this performance measure may also be useful to investors for the same purpose.  Investors should not consider this measure in isolation or as a substitute for operating income or any other measure for determining the company’s operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation between EBITDA and net income is provided in the table below:

	For The Year Ended October 31,
	2007	2006
RECONCILIATION OF EBITDA:
Net Income	$6,091,000	$5,880,000
Add Back:
Interest Expense	26,000	42,000
Income Tax Expense	2,438,000	2,229,000
Depreciation, Depletion and Amortization Expense	3,666,000	3,642,000
EBITDA	$12,221,000	$11,793,000

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s 2007 Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

(table follows)

CREDO PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS

Condensed Operating Information

	Year Ended	Year Ended
	October 31,	October 31,
	2007	2006
Revenue:
Oil and Gas Sales	$16,174,000	$15,837,000
Investment Income and Other	819,000	654,000
	16,993,000	16,491,000

Expenses:
Oil and Gas Production	3,375,000	3,407,000
Depreciation, Depletion and Amortization	3,666,000	3,642,000
General and Administrative	1,397,000	1,291,000
Interest	26,000	42,000
	8,464,000	8,382,000

Income Before Income Taxes	8,529,000	8,109,000

Income Taxes	(2,438,000)	(2,229,000)

Net Income	$6,091,000	$5,880,000

Basic Income Per Share	$.66	$.64

Diluted Income Per Share	$.65	$.62

Condensed Balance Sheet Information

	October 31, 2007	October 31, 2006
Cash and Short-Term Investments	$13,668,000	$10,201,000
Other Current Assets	2,747,000	3,708,000
Oil and Gas Properties, Net	37,374,000	32,092,000
Exclusive License Agreement, Net	198,000	268,000
Other Assets	1,362,000	1,490,000
	$55,349,000	$47,759,000

Current Liabilities	$3,904,000	$3,836,000
Deferred Income Taxes	9,204,000	8,039,000
Exclusive License Agreement Obligation	85,000	163,000
Asset Retirement Obligations	1,016,000	954,000
Stockholders’ Equity	41,140,000	34,767,000
	$55,349,000	$47,759,000